                           SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                Filed by the Registrant [X]
                Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              Sodak Gaming, Inc.
           ---------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


   -------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                   [LOGO OF SODAK GAMING INC. APPEARS HERE]

                             5301 SOUTH HIGHWAY 16
                        RAPID CITY, SOUTH DAKOTA 57701

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 6, 1997

TO THE SHAREHOLDERS OF SODAK GAMING, INC.:

  The annual meeting of the shareholders of Sodak Gaming, Inc. (the "Company") will be held on May 6, 1997, at 10:00 a.m. (MDT), at the Rushmore Plaza Holiday Inn, 505 N. 5th Street, Rapid City, South Dakota, for the following purposes:

  1. To elect members of the Board of Directors of the Company.

  2. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

  3. To consider and act upon any other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on March 19, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

  Your attention is directed to the attached Proxy Statement. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE ANY FURTHER SOLICITATION EXPENSE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                      By Order of the Board of Directors:

                                      /s/ Michael G. Wordeman
                                      Michael G. Wordeman,
                                      Chairman of the Board of Directors and
                                      Chief Executive Officer

Dated: April 4, 1997

                   [LOGO OF SODAK GAMING INC. APPEARS HERE]

                             5301 South Highway 16
                        Rapid City, South Dakota 57701

                               ----------------

          PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS MAY 6, 1997

  The enclosed proxy is solicited by the Board of Directors of Sodak Gaming, Inc. (the "Company") in connection with the annual meeting of shareholders of the Company to be held on May 6, 1997, and at any adjournment thereof. The cost of solicitation, including the cost of preparing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement, will be paid by the Company. Representatives of the Company may, without cost to the Company, solicit proxies for the management of the Company by means of mail, telephone, or personal calls. This Proxy Statement and the enclosed proxy are being mailed to shareholders on or about April 4, 1997.

  A proxy may be revoked before the meeting by giving written notice, in person or by mail, of revocation to the Secretary of the Company or at the meeting prior to voting in person. Unless revoked, properly executed proxies in which choices are not specified by the shareholders will be voted "for" each item described in this Proxy Statement for which no choice is specified; upon all other matters, the persons named as proxies shall vote as they deem in the best interests of the Company. In instances where choices are specified by the shareholders in the proxy, those proxies will be voted or the vote will be withheld in accordance with the shareholder's choice. Shares voted as abstentions on any matter will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

  Only shareholders of record at the close of business on March 19, 1997 will be entitled to vote at the meeting or any adjournment thereof. At the close of business on March 19, 1997, there were issued and outstanding 22,757,688 shares of common stock of the Company, $.001 par value (the "Common Stock"), the only outstanding class of equity securities of the Company. Each shareholder has cumulative voting rights in the election of directors and is, therefore, entitled to (i) give one nominee a number of votes equal to the number of directors to be elected (six) multiplied by the number of votes to which such shareholder is entitled, or (ii) distribute the same number of votes among as many nominees as such shareholder deems advisable. If no shareholder exercises its right to cumulate votes, then directors will be elected by a majority vote with each share of Common Stock entitled to one vote. Discretionary authority to cumulate votes is being solicited by the Board of Directors. Unless otherwise directed by a shareholder, the proxies named in the accompanying proxy card may elect to cumulate votes cast pursuant to a proxy by casting all such votes for one nominee or by distributing such votes among as many nominees as they deem desirable. If a shareholder desires to restrict the proxies named in the accompanying proxy card in casting votes for certain nominees, the shareholder should give such direction on the proxy card. On all other matters other than the election of directors, each share of Common Stock is entitled to one vote. No matter to be presented at the meeting will entitle any shareholder of the Company to appraisal rights.

                             ELECTION OF DIRECTORS

  Pursuant to the Bylaws of the Company, the Board of Directors has established the number of directors at six. Each director elected at an annual meeting shall hold office until his or her successor is elected and qualified.

  The following table sets forth information, including business experience during the past five years, as to the nominees for election as director.

  The Board of Directors recommends that the shareholders vote "FOR" the nominees.

                       NOMINEES FOR ELECTION AS DIRECTOR

                                        NOMINEE                  BUSINESS
                                        FOR TERM             EXPERIENCE DURING
     NAME, POSITIONS, AND      DIRECTOR EXPIRING            THE PAST FIVE YEARS
   OFFICES WITH THE COMPANY     SINCE      IN      AGE    AND OTHER DIRECTORSHIPS
 ----------------------------- -------- -------- ------- ------------------------
 Michael G. Wordeman             1989     1998     48    Chairman and Chief
    Chairman of the Board and                             Executive Officer of
    Chief Executive Officer                               the Company since 1989.
 Roland W. Gentner               1990     1998     53    President and Chief
    President, Chief Operating                            Operating Officer of
    Officer and Director                                  the Company since 1993;
                                                          Vice President of the
                                                          Company from
                                                          1991 to 1993.
 Thomas Celani                   1990     1998     41    Chief Executive Officer
    Director                                              and owner of Action
                                                          Distributing Company
                                                          since 1982.
 Colin V. Reed                   1992     1998     49    Executive Vice President
    Director                                              of Harrah's
                                                          Entertainment, Inc.
                                                          (formerly The Promus
                                                          Companies Incorporated)
                                                          since June 1995; Senior
                                                          Vice President of
                                                          Corporate Development
                                                          for The Promus
                                                          Companies Incorporated
                                                          from 1990 to 1995; Vice
                                                          President of Corporate
                                                          Development for The
                                                          Promus Companies
                                                          Incorporated from
                                                          1989 to 1990.
 Manuel Lujan, Jr.               1993     1998     68    United States Secretary
    Director                                              of the Department of
                                                          the Interior from
                                                          1989 to 1993; United
                                                          States Congressman for
                                                          New Mexico from 1969 to
                                                          1989; member of the
                                                          Board of Directors of
                                                          Public Service Company
                                                          of New Mexico and First
                                                          State Bank,
                                                          Albuquerque, New
                                                          Mexico.
 Ronnie Lopez                    1993     1998     50    President of Phoenix
    Director                                              International
                                                          Consultants since 1987;
                                                          Director of Bank
                                                          America--Arizona since
                                                          1991; member of the
                                                          Hispanic Congressional
                                                          Caucus Institute Board
                                                          of Directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

  During 1996, the Board of Directors held four regular meetings and two special meetings. The Board has established an Audit Committee and a Compensation Committee. During the past year, the Audit Committee met three times and the Compensation Committee met two times. Each incumbent member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of the Committees of which such director was a member.

  The members of the Audit Committee are directors Gentner, Reed and Lujan. The Audit Committee is charged with the responsibility for reviewing the Company's auditing systems, monitoring accounting and financial reporting practices throughout the Company, determining the adequacy of administrative and internal accounting controls, monitoring compliance with the Company's prescribed procedures and codes of conduct, and reviewing certain publicly disseminated financial information. The Audit Committee functions include supervision of the independent auditors, including recommendation of the engagement or discharge of such auditors, and review with the independent auditors of the audit plan and results of the auditing engagement.

  The members of the Compensation Committee are directors Celani and Lujan. The Compensation Committee is charged with the oversight responsibility for adequacy and effectiveness of compensation and benefit plans. In addition, the Compensation Committee makes recommendations to the Board of Directors regarding remuneration arrangements for senior management and directors, adoption of employee compensation and benefit plans, and the administration of such plans, including the granting of stock options and other benefits.

  The Board of Directors has no standing nomination committee.

                              EXECUTIVE OFFICERS

  The following table sets forth certain information concerning the executive officers of the Company:

 NAME, POSITIONS, AND OFFICES                   BUSINESS EXPERIENCE DURING
       WITH THE COMPANY           AGE               THE PAST FIVE YEARS
 ----------------------------- ---------  --------------------------------------
 Michael G. Wordeman               48     Chairman of the Board of Directors and
    Chairman of the Board of               Chief Executive Officer of the
    Directors and Chief                    Company since 1989.
    Executive Officer
 Roland W. Gentner                 53     President and Chief Operating Officer
    President, Chief Operating             of the Company since 1993; Vice
    Officer and Director                   President of the Company from 1991 to
                                           1993.
 David R. Johnson                  47     Chief Financial Officer of the Company
    Chief Financial Officer                since February 1996; business
                                           consultant from 1992 to February
                                           1996; President and Chief Financial
                                           Officer of Zentec Corporation from
                                           1990 to 1992.
 Michael G. Diedrich               42     Vice President and Secretary of the
    Vice President, General                Company since 1993; General Counsel
    Counsel and Secretary                  of the Company since 1991.
 Knute Knudson, Jr.                48     Vice President of the Company since
    Vice President--Corporate              1993; Deputy Chief of Staff to the
    Strategic Planning                     United States Secretary of the
                                           Interior from 1989 to 1993.
 Kevin Buntrock                    39     Vice President of the Company since
    Vice President--Corporate              1993; General Manager of the Rushmore
    Development                            Plaza Civic Center in Rapid City,
                                           South Dakota from
                                           1985 to 1993.
 Kerry L. Reppert                  49     Senior Vice President of the Company
    Senior Vice President--                since September 1996; Vice President
    Operations                             from 1994 to September 1996; National
                                           Sales Representative for
                                           International Game Technology from
                                           1986 to 1994.
 Clayton R. Trulson                52     Vice President and Treasurer of the
    Vice President of Finance              Company since 1993; Chief Financial
    and Treasurer                          Officer of the Company from 1992 to
                                           February 1996; partner in the
                                           accounting firm of McGladrey & Pullen
                                           from 1982 to 1992.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth the cash and noncash compensation for the last three years awarded to or earned by the Chief Executive Officer of the Company and the four highest paid executive officers of the Company.

                                                      LONG-TERM
                          ANNUAL COMPENSATION       COMPENSATION
                         ---------------------- ---------------------
                                                SECURITIES RESTRICTED
        NAME AND                                UNDERLYING   STOCK       ALL OTHER
   PRINCIPAL POSITION    YEAR  SALARY  BONUS(1)  OPTIONS     AWARDS   COMPENSATION(2)
   ------------------    ---- -------- -------- ---------- ---------- ---------------
Michael G. Wordeman .... 1996 $380,308 $      0   80,000    $     0       $12,666
   Chairman and Chief    1995 $278,613 $161,141   50,000    $     0       $12,390
   Executive Officer     1994 $232,864 $135,944   41,032    $     0       $12,220
Roland W. Gentner....... 1996 $293,538 $      0   60,000    $     0       $ 9,500
   President, Chief      1995 $224,670 $130,934   34,000    $     0       $ 9,240
   Operating Officer     1994 $205,178 $ 68,220   21,688    $     0       $ 9,240
   and Director
Knute Knudson, Jr....... 1996 $137,415 $      0   20,000    $     0       $ 8,580
   Vice President--      1995 $103,081 $ 38,272   16,000    $     0       $ 7,055
   Corporate Strategic   1994 $ 87,794 $ 35,448    4,024    $ 5,056       $ 2,850
   Planning
Kevin Buntrock.......... 1996 $146,769 $      0   40,000    $     0       $ 9,118
   Vice President--      1995 $106,308 $ 40,853   24,000    $     0       $ 7,250
   Corporate Development 1994 $ 85,755 $ 38,399    4,024    $ 5,056       $     0
David R. Johnson........ 1996 $157,106 $      0   32,000    $     0       $     0
   Chief Financial
   Officer

--------
(1) Includes cash bonuses paid in the following year with respect to services performed in the years indicated.

(2) The amounts shown in this column include Company contributions to the Company's 401(k) plan and, for Mr. Wordeman, benefits of $2,980, $3,150 and $3,166 for 1994, 1995 and 1996 attributable to an employee-owned life insurance policy.

EMPLOYMENT AGREEMENTS

  Mr. Wordeman and Mr. Gentner each entered into an employment agreement with the Company on June 30, 1993 (individually an "employment agreement," and collectively the "employment agreements"). The employment agreements have five year terms. Pursuant to the employment agreements, annual salaries paid to Mr. Wordeman and Mr. Gentner are mutually agreed upon by the Company and Mr. Wordeman and Mr. Gentner each year. Messrs. Wordeman and Gentner have agreed not to compete with the Company while employed by the Company and for a two-year period thereafter. However, if either executive is terminated for any reason other than for "cause" or for "disability," the noncompetition period is limited to the period of the term of each employment agreement, but only for so long as the Company continues to fulfill its obligation to pay the compensation required to be paid over the entire term of the employment agreement.

  Mr. Wordeman and the Company have agreed that Mr. Wordeman shall be in breach of his employment agreement if Mr. Wordeman's voluntary termination without cause shall result in the termination by International Game Technology of the Company's exclusive distributorship agreement on grounds that Mr. Wordeman has failed to maintain his substantial involvement in the operation of the Company.

STOCK OPTIONS

  The Company maintains a 1993 Long-Term Incentive and Stock Option Plan (the "1993 Option Plan"). The Company may grant stock options and other stock-based awards to executive officers and other employees and consultants of the Company under the 1993 Option Plan. The following table sets forth information with respect to options granted to the named executive officers in 1996:

                             OPTION GRANTS IN 1996

                                                                  POTENTIAL
                                                              REALIZABLE VALUE
                                  % OF                        AT ASSUMED ANNUAL
                                  TOTAL                        RATES OF STOCK
                                 OPTIONS                            PRICE
                                 GRANTED  EXERCISE            APPRECIATION FOR
                     NUMBER OF     TO      PRICE               OPTION TERM(2)
                      OPTIONS   EMPLOYEES   PER    EXPIRATION -----------------
        NAME         GRANTED(1)  IN 1996   SHARE      DATE       5%      10%
        ----         ---------- --------- -------- ---------- -------- --------
Mr. Wordeman........   80,000     25.2%    $13.96   2/26/01   $280,426 $619,668
Mr. Gentner.........   60,000     18.9%    $13.96   2/26/01   $210,319 $464,751
Mr. Buntrock........   40,000     12.6%    $12.69   2/26/06   $319,164 $808,824
Mr. Johnson.........   32,000     10.1%    $12.69   2/26/06   $255,331 $647,060
Mr. Knudson.........   20,000      6.3%    $12.69   2/26/06   $159,582 $404,412

--------
(1) The options vest in four equal annual installments beginning February 26, 1997.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

  The following table sets forth information with respect to the exercise of options and the value of options held by executive officers as of December 31, 1996:

                       AGGREGATED YEAR END OPTION VALUES

                                                NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                           SHARES             OPTIONS AT END OF 1996(1)  IN-THE-MONEY OPTIONS(2)
                          ACQUIRED    VALUE   ------------------------- -------------------------
          NAME           ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- ----------- ------------- ----------- -------------
Mr. Wordeman............        0          0    33,016       138,016     $246,299     $582,611
Mr. Gentner.............        0          0    19,344        96,344     $147,056     $383,693
Mr. Buntrock............    8,012    $92,643         0        60,012     $      0     $293,339
Mr. Johnson.............        0          0         0        32,000     $      0     $ 86,000
Mr. Knudson.............    6,012    $41,903         0        34,012     $      0     $182,589

--------
(1) All of the options held by Messrs. Wordeman and Gentner are exercisable at prices ranging from $6.46 to $13.96 per share, which prices were equal to 110% of the fair market value of the common stock on the respective dates of each grant. All of the options held by Messrs. Knudson and Buntrock are exercisable at prices ranging from $5.88 to $12.69 per share, and the options held by Mr. Johnson are exercisable at a price of $12.69 per share, which prices were the fair market values of the common stock on the respective dates of each grant.

(2) The closing price of the Company's Common Stock as reported on the NASDAQ National Market on December 31, 1996 was $15.375.

LONG-TERM INCENTIVE PLAN AWARDS

  Other than its 1993 Option Plan, the Company does not maintain any long-term incentive plans.

DIRECTOR COMPENSATION

  The non-employee directors of the Company are currently compensated through an annual grant of options to purchase 10,000 shares of the Company's Common Stock at the fair market price of the Common Stock on the date of the option grant. Non-employee directors are also paid $1,500 per month and $2,000 for each board meeting they attend during the term for which they serve on the Company's Board of Directors. In addition, board members are reimbursed for travel and other expenses incurred in attending board meetings.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

  The Securities and Exchange Commission has implemented a rule which requires a company to disclose information with respect to reports that are required to be filed under Section 16 of the Securities Exchange Act of 1934, as amended, by directors, officers and 10% shareholders of such company, if any of such reports are not filed timely. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the year ended December 31, 1996 and Forms 5 and amendments thereto with respect to such year, the Company has determined that all required filings were made in a timely manner.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Overview. The Compensation Committee of the Board of Directors (the "Compensation Committee") reviews and establishes compensation strategies and programs to ensure that the Company attracts, retains, properly compensates and motivates qualified executives and other key employees. The Compensation Committee consists of three non-employee directors. The Compensation Committee typically meets each year in February or March, primarily to review and determine bonuses for executives and other key personnel, and otherwise meets on an as-needed basis. In the year ended December 31, 1996, the Compensation Committee met twice.

  The Compensation Committee believes that the Company's success depends greatly on the efforts of its officers and other key personnel. The Compensation Committee also believes the Company must compete with a number of other businesses for qualified personnel. For these reasons, the Company seeks to attract, retain and motivate its key employees with compensation that is competitive within the overall business community and the gaming industry, provided that performance of the Company and the individual warrant such compensation.

  Executive Compensation Program. As a person's level of responsibility increases, greater portions of total compensation are based on performance (as opposed to base salaries and benefits), competitive considerations give way to performance considerations in justifying the absolute pay levels and the mix of total compensation shifts toward stock, which aligns the long-term interests of executives with those of shareholders.

  At the senior executive levels, base salaries are average by industry standards and are adjusted annually. The focus is on total compensation, which consists of base salaries and "incentive compensation," the latter of which is comprised of both cash and stock options. The total amount of incentive compensation which the Board of Directors authorizes to be distributed each year is a function of the executive population covered and the profit performance of the Company as a whole in relation to the prior year. In determining the size of the annual incentive compensation pool the Board takes into consideration both absolute results and peer company comparisons of return on shareholders equity, growth in earnings per share and market share. Accordingly, the intent is to have the incentive compensation pool for each year go up or down on a leveraged basis tied to performance measures.

  Compensation of Chief Executive Officer. The compensation of the Company's Chief Executive Officer is based on an employment agreement entered into on June 30, 1993, which expires on June 30, 1998. The employment agreement provides that Mr. Wordeman's annual salary shall be mutually agreed upon each year. The agreement also entitles Mr. Wordeman to participate in any incentive compensation plans which may be established by the Board of Directors of the Company from time to time.

  The Compensation Committee believes that the compensation arrangements with Mr. Wordeman are consistent with the Company's overall approach to executive compensation and serve to meet the Company's goal of retaining and motivating a highly qualified Chief Executive Officer. The Compensation Committee believes that the cash and equity incentives provide Mr. Wordeman with a long-term incentive to remain with the Company, to contribute actively to the Company's continued growth and development, and to manage the Company consistent with the interests of its shareholders. As a long-term incentive, the Compensation Committee believes Mr. Wordeman's current equity holdings will motivate performance even if, in any particular year, pretax earnings decline from prior years' levels.

  Section 162(m) of the Internal Revenue Code. Recently enacted Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate deduction for compensation paid to executive officers named in the proxy to one million dollars, unless the compensation is performance-based. The Compensation Committee's policy concerning the tax deductibility of executive compensation is that generally all such compensation will be designed to be tax deductible under Section 162(m) of the Code. However, the Compensation Committee reserves the right to pay nondeductible compensation where the Compensation Committee believes it would be in the best interests of the Company, such as to attract or retain a key executive.

THOMAS CELANI and MANUEL LUJAN, JR.,
The Members of the Compensation Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Celani, a member of the Compensation Committee, was formerly an officer of the Company.

                         COMPARATIVE STOCK PERFORMANCE

  The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of (a) the Nasdaq Stock Market Index (U.S. companies only) and (b) a peer group index comprised of gaming companies that have Standard Industrial Classification Codes within Group 799 (the "Peer Group"). The graph assumes that $100 was invested in the Company's Common Stock and the index at the close of trading on June 30, 1993, and that dividends, if any, were reinvested.

  The Peer Group index used in the performance graph below was developed using stock performance data from all gaming companies trading on a national stock exchange and on the Nasdaq Stock Market as of December 31, 1996 that have Standard Industrial Classification Codes within Group 799. As of December 31, 1996, there were 56 distinct issues trading on national exchanges or on the Nasdaq Stock Market identified by Standard Industrial Codes within Group 799. Group 799 includes companies engaged in gaming operations or the distribution of gaming equipment.

  The Company will provide shareholders with a list of all companies that comprise the Peer Group index upon a written request made to the Company at its principal place of business in Rapid City, South Dakota.


                                                Cumulative Total Return

                                         --------------------------------------
                                         6/93   12/93   12/94   12/95   12/96
Sodak Gaming Inc             SODAK        100     138      70      95     141

PEER GROUP                   PPEER1       100     112      82      95      99

NASDAQ STOCK MARKET-US       INAS         100     111     108     153     188


                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding the ownership of Common Stock as of March 19, 1997 by: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each officer of the Company named in the Summary Compensation Table and (iv) by all executive officers and directors as a group.

                                      NUMBER OF SHARES         PERCENT OF
NAME(1)                             BENEFICIALLY OWNED(2) OUTSTANDING SHARES(2)
-------                             --------------------- ---------------------
Michael G. Wordeman(3).............       3,391,774               14.7%
Roland W. Gentner(4)...............       2,139,606                9.3%
Thomas Celani(5)...................       2,778,000               12.1%
Harrah's Operating Company,
 Inc.(7)...........................       3,192,488               13.9%
Colin V. Reed(5)(7)................          35,000                  *
Manuel Lujan, Jr.(6)...............          21,000                  *
Ronnie Lopez(5)....................          24,400                  *
Kevin Buntrock(8) .................          17,638                  *
Knute Knudson, Jr.(9) .............          10,638                  *
David R. Johnson(10)...............           8,000                  *
All executive officers and direc-
 tors
 as a group (12 persons)(11).......      11,680,658               50.7%

--------
* Less than 1%

 (1) The address of each person who is the beneficial owner of more than 5% of the Company's Common Stock is: c/o Sodak Gaming, Inc., 5301 South Highway 16, Rapid City, South Dakota 57701, other than Thomas Celani and Harrah's Club, whose addresses are c/o Action Distributing Company, 35601 Veronica, Livonia, Michigan 48510, and 206 North Virginia Street, Reno, Nevada 89501, respectively.

 (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within the next 60 days are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (3) Includes 75,774 shares of Common Stock issuable upon exercise of outstanding options.
 (4) Includes 48,266 shares of Common Stock issuable upon exercise of outstanding options.

 (5) Includes 24,000 shares of Common Stock issuable upon exercise of outstanding options.

 (6) Includes 10,000 shares of Common Stock issuable upon exercise of outstanding options.

 (7) Harrah's Entertainment, Inc. is the beneficial owner of Harrah's Operating Company's interest in the Common Stock. Colin V. Reed is Harrah's designee on the Company's Board of Directors and may be deemed to be the beneficial owner of the Common Stock.

 (8) Includes 17,638 shares of Common Stock issuable upon exercise of outstanding options.

 (9) Includes 10,638 shares of Common Stock issuable upon exercise of outstanding options.

(10) Includes 8,000 shares of Common Stock issuable upon exercise of outstanding options.

(11) See notes (3) through (10) above. Also includes 42,626 shares of Common Stock issuable upon exercise of outstanding options and warrants in addition to the options referred to in the preceding notes.

                  PROPOSAL TO RATIFY APPOINTMENT OF AUDITORS

  The Board of Directors has appointed KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1997. A proposal to ratify that appointment will be presented at the 1997 Annual Meeting. KPMG Peat Marwick LLP has served as the Company's auditors since January 1, 1991. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock represented at the 1997 Annual Meeting is necessary to approve the proposal.

                MANAGEMENT RECOMMENDS A VOTE FOR THIS PROPOSAL.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

  Colin V. Reed, a director of the Company, is an executive officer of Harrah's Entertainment, Inc., which, through its wholly owned subsidiary, Harrah's Operating Company, Inc., currently manages the Harrah's Phoenix Ak-Chin casino and entertainment complex near Phoenix, Arizona. Harrah's Operating Company, Inc. owns approximately 13.9% of the Company's Common Stock. Harrah's Operating Company, Inc. is required to pay to the Company 13 1/3% of Harrah's management fee from the Harrah's Phoenix Ak-Chin pursuant to the terms of a Stockholders Agreement dated October 30, 1992.

                                 OTHER MATTERS

  The Board of Directors does not intend to present any business to the meeting not mentioned in this Proxy Statement and currently knows of no other business to be presented. If any other matters are brought before the meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of the Company and the shareholders.

                       PROPOSALS OF COMPANY SHAREHOLDERS

  Proposals of Company shareholders intended to be presented at the Company's 1998 annual meeting of shareholders must be received by the Company not less than 90 days prior to the meeting for inclusion in the Company's proxy statement and form of proxy for that meeting. Any proposal submitted must be in compliance with Rule 14a-8 as promulgated under the Securities Exchange Act of 1934, as amended.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Michael G. Wordeman
                                      Michael G. Wordeman,
                                      Chairman of the Board of Directors and
                                      Chief Executive Officer

Dated: April 4, 1997

                               SODAK GAMING, INC.
                             5301 SOUTH HIGHWAY 16
                         RAPID CITY, SOUTH DAKOTA 57701
                                  MAY 6, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned appoints Michael G. Wordeman, Roland W. Gentner, David R. Johnson and Clayton R. Trulson, and each of them, with power to act without the other and with all the right of substitution in each, the proxies of the undersigned to vote all shares of Sodak Gaming, Inc. (the "Company") held by the undersigned on March 19, 1997, at the Annual Meeting of Shareholders of the Company, to be held on May 6, 1997, at 10:00 A.M., at the Rushmore Plaza
Holiday Inn, 505 North 5th Street, Rapid City, South Dakota, and all adjournments thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.
  Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement is acknowledged by your execution of this proxy. Complete, sign, date, and return this proxy in the addressed envelope--no postage required. Please mail promptly to save further solicitation expenses.
                                     PROXY
1. ELECTION OF DIRECTORS: Nominees: Michael G. Wordeman, Roland W. Gentner, Thomas Celani, Colin V. Reed, Manuel Lujan, Jr. and Ronnie Lopez
     [_]   VOTE FOR all nominees           [_]   WITHHOLD AUTHORITY to
           listed above (except                  vote for all nominees
           vote withheld for the                 listed above.
           following nominees, if
           any, whose names are
           written below).
--------------------------------------------------------------------------------
   NOTE: The proxies named above may choose to exercise cumulative voting in the manner described in the accompanying Proxy Statement.
2. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN
             (continued, and to be dated and signed, on other side)
P
R
O
X
Y

3. To vote with discretionary authority upon such other matters as may come before the meeting.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED IN ITEM 1 AND FOR PROPOSAL 2 LISTED HEREIN. UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

                                           SIGNATURE(S)

                                           ------------------------------------

                                           ------------------------------------

                                           Dated: _______________________, 1997
                                           INSTRUCTION: When shares are held
                                           by joint tenants, all joint tenants
                                           should sign. When signing as attor-
                                           ney, executor, administrator,
                                           trustee, custodian, or guardian,
                                           please give full title as such. If
                                           shares are held by a corporation,
                                           this proxy should be signed in full
                                           corporate name by its president or
                                           other authorized officer. If a
                                           partnership holds the shares sub-
                                           ject to this proxy, an authorized
                                           person should sign in the name of
                                           such partnership.